Exhibit 12.1

May 27, 2022

Teton Advisors, Inc.

189 Mason Street

Greenwich, Connecticut 06830

Re: Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Teton Advisors, Inc., a Delaware corporation (the “Company”), in connection with the filing of its Offering Statement on Form 1-A (as amended from time to time, the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of (i) transferable subscription rights (the “Rights”) entitling the holders of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and the holders of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”), to purchase up to 440,162 shares (the “Common Shares”) of the Class A Common Stock, as of 5:00 p.m., Eastern Time, on June 3, 2022, and (ii) the Common Shares.

This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”).

In connection with this opinion letter, we have examined the Offering Statement, the offering circular forming a part thereof (the “Offering Circular”), the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, and the form of certificate to represent the Rights. In addition, we have examined and relied upon such corporate records of the Company and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed necessary or appropriate for purposes of the opinions expressed below.

We have assumed for purposes of rendering the opinions set forth herein, without any verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals, and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete.

May 27, 2022

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(i)	the Rights have been duly authorized by the Company and, when issued as described in the Offering Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

(ii)	the Common Shares have been duly authorized by the Company and, when issued and delivered against payment therefor upon due exercise of the Rights in accordance with their terms as described in the Offering Statement, including payment of the subscription price therefor, the Common Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York. We express no opinion as to the effects of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, each as in effect on the date hereof.

This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference made to our firm under the caption “Legal Matters” in the Offering Circular. In giving such consent, we do not thereby admit that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ OLSHAN FROME WOLOSKY LLP
OLSHAN FROME WOLOSKY LLP